EXHIBIT_23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-229140) on Form S-3 and Registration Statement (No. 333-224018) on Form S-8 of Cue Biopharma, Inc. of our report dated March 7, 2019, relating to the consolidated financial statements of Cue Biopharma, Inc. and Subsidiary, appearing in this Annual Report on Form 10-K of Cue Biopharma, Inc. for the year ended December 31, 2018.

/s/ RSM US LLP

Boston, Massachusetts

March 14, 2019